EXECUTION VERSION

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of August 14, 2023,
among
CRIMSON MIDSTREAM OPERATING, LLC,
CORRIDOR MOGAS, INC.,
OMEGA GAS MARKETING, LLC, and
OMEGA PIPELINE COMPANY, LLC,
as Borrowers,
THE GUARANTORS

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender and Issuing Bank
and
THE LENDERS PARTY HERETO

Third Amendment to
Amended and Restated Credit Agreement
This Third Amendment to Amended and Restated Credit Agreement (this “Third Amendment”), dated as of August 14, 2023 (the “Third Amendment Effective Date”), is by and among Crimson Midstream Operating, LLC, a Delaware limited liability company (“Crimson Operating”), Corridor MoGas, Inc., a Delaware corporation (“MoGas”), Omega Gas Marketing, LLC, a Delaware limited liability company (“Omega Gas”), Omega Pipeline Company, LLC, a Delaware limited liability company (“Omega Pipeline” and together with Crimson Operating, MoGas and Omega Gas, the “Borrowers”, and each, individually, a “Borrower”), Crimson Midstream Holdings, LLC, a Delaware limited liability company, MoGas Debt Holdco LLC, a Delaware limited liability company, MoGas Pipeline, LLC, a Delaware limited liability company, CorEnergy Pipeline Company, LLC, a Delaware limited liability company, United Property Systems, LLC, a Delaware limited liability company, Crimson Pipeline, LLC, a California limited liability company, Cardinal Pipeline, L.P., a California limited partnership, Crimson Midstream I Corporation, a Delaware corporation, Crimson Midstream Services, LLC, a Delaware limited liability company, the Lenders signatory hereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swingline Lender and Issuing Bank.
Recitals
A.    The Borrowers, the Guarantors, the Administrative Agent, the Swingline Lender, the Issuing Bank and the financial institutions or other entities party thereto as Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 4, 2021 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended by this Third Amendment, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrowers.
B.    The parties hereto desire to amend certain terms of the Credit Agreement as set forth herein, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section, schedule and exhibit references in this Third Amendment refer to the Credit Agreement.
Section 2.Amendments to Existing Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Credit Agreement shall be amended, effective as of the Third Amendment Effective Date, in the manner provided in this Section 2:
1.1New Definitions. Section 1.01 of the Existing Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:
“SPIRE Purchase Agreement” means that certain Membership Interests Purchase Agreement, dated as of May 24, 2023, by and between CorEnergy

Purchaser and Spire Midstream LLC, a Missouri limited liability company, as such agreement is in effect on the Third Amendment Effective Date.
“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrowers, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” means August 14, 2023.
1.2Restated Definitions. The following definitions contained in Section 1.01 of the Existing Credit Agreement are hereby amended and restated in their respective entireties to read in full as follows:
“Additional Lender” has the meaning assigned to such term in this Agreement prior to giving effect to the Third Amendment.
“Asset Disposition” means any sale, lease, transfer, assignment, farm-out, conveyance or other disposition of any Property of any Loan Party or Restricted Subsidiary to any other Person that is not a Loan Party or Restricted Subsidiary whether in one transaction or a series of related transactions; provided that when used herein with respect to a mandatory prepayment, the value of the assets subject thereto shall be (x) prior to giving effect to the Third Amendment, $1,500,000 or more or (y) after giving effect to the Third Amendment, $500,000 or more.
“Credit Agreement Obligations” means all principal, interest, fees, reimbursements, indemnifications, and other amounts payable by any Loan Party to the Administrative Agent, the Swingline Lender, the Issuing Bank or the Lenders under the Loan Documents, including without limitation, the Swingline Obligations and Letter of Credit Obligations.
“Lenders” means a party hereto that is (a) a lender listed on the signature pages of this Agreement on the Closing Date, (b) an Eligible Assignee that became a lender under this Agreement pursuant to Sections 2.14 or 9.06 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance), or (c) an Additional Lender that became a Lender under, and pursuant to, this Agreement prior to the Third Amendment Effective Date. Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender.
1.3Deleted Definitions. Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Commitment Increase Effective Date”, “Incremental Term Advances”, “Qualified Investment”, “Reinvestment Deferred Amount”, “Reinvestment Event”, “Reinvestment Notice”, “Reinvestment Prepayment Amount” and “Reinvestment Prepayment Date” in their respective entireties therefrom.
1.4Amendment to Section 2.01 of the Existing Credit Agreement. Clause (b) of Section 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(b)    Term Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Term Advances to the Borrowers on the Closing Date in an amount for each Lender not to exceed the amount of such Lender’s Term Commitment. Each Borrowing under this Section 2.01(b) shall consist of Term Advances of the same Type made on the same day by the Lenders ratably according to their respective Term Commitments. Upon any funding of any Term Advance hereunder by any Lender, such Lender’s Term Commitment shall be reduced immediately by the amount of such Term Advance and without further action.
1.5Amendment to Section 2.03 of the Existing Credit Agreement. Clause (b)(i) of Section 2.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(i)    Notwithstanding anything to the contrary herein, the initial Term Commitments shall be terminated in full upon any funding of the Term Advances on the Closing Date and, if the total Term Commitment as of the Closing Date is not drawn on the Closing Date, any Term Commitments in respect of the undrawn amount shall automatically be cancelled.
1.6Amendment to Section 2.04 of the Existing Credit Agreement. Clause (c)(i)(A) of Section 2.04 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(A)    If any Borrower, any other Loan Party or any Restricted Subsidiary suffers an Event of Loss or consummates an Asset Disposition (other than the MoGas Disposition), then (A) the Borrower Representative shall promptly notify the Administrative Agent of such Event of Loss or Asset Disposition (including the amount of the estimated Net Proceeds to be received by Borrowers, any other Loan Party or any Restricted Subsidiary in respect thereof) and (B) promptly upon receipt by Borrowers, such Loan Party or such Restricted Subsidiary of the Net Proceeds of such Event of Loss or Asset Disposition, the Borrowers shall prepay the Term Advances ratably among the Lenders.
1.7Amendment to Section 2.07 of the Existing Credit Agreement. Clause (c) of Section 2.07 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(c)    Other Fees. The Borrowers agree to pay to the Administrative Agent and the Arranger the fees provided for in the Fee Letter and the Third Amendment.
1.8Amendments to Section 2.08 of the Existing Credit Agreement.
(a)Clause (a) of Section 2.08 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(a)    Base Rate Advances. Subject to Section 2.08(c), if such Advance is a Base Rate Advance, a rate per annum equal at all times to the Adjusted Base Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each March, June, September, and December, commencing on March 31, 2021.
(b)Clause (b) of Section 2.08 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(b)    SOFR Advances. Subject to Section 2.08(c), if such Advance is a SOFR Advance, a rate per annum equal at all times during the Interest Period for such Advance based on Adjusted Term SOFR for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period; provided, however, that if any Interest Period for a SOFR Advance exceeds three months, interest shall also be payable on the respective dates that fall every three months after the beginning of such Interest Period.
1.9Amendment to Section 2.17 of the Existing Credit Agreement. Section 2.17 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 2.17    [Reserved].
1.10Amendment to Section 3.02 of the Existing Credit Agreement. Section 3.02 of the Existing Credit Agreement is hereby by (x) deleting the word “and” at the end of clause (c) thereof, (y) replacing the “.” appearing at the end of clause (d) thereof with “; and”, and (z) inserting a new clause (e) immediately after clause (d) thereof, which new clause (e) will read in full as follows:
(e)    Solely with respect to a Credit Extension requested by an Omega Entity, the Administrative Agent shall have received all organizational and/or administrative documentation regarding the Omega Entities as the Administrative Agent shall have requested on or prior to the Third Amendment Effective Date in order to onboard the Omega Entities as “Borrowers” hereunder, which information shall be reasonably satisfactory in form and substance to the Administrative Agent as confirmed in writing by the Administrative Agent to the Borrower Representative.
1.11Amendment to Section 5.10 of the Existing Credit Agreement. Section 5.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 5.10    Use of Proceeds. The Borrowers shall use the proceeds of the Advances, Letters of Credit and Swingline Loans to (a) consummate in whole or in part the Crimson Acquisition, (b) repay or refinance certain Debt of the Borrowers, including under the Existing Credit Agreement, the MoGas Credit Agreement, the CorEnergy Credit Agreement and the Mowood Loan Agreement, (c) pay fees and expenses in connection with and related to this Agreement and the foregoing, and (d) for general corporate purposes, including working capital needs, capital expenditures, acquisitions and investments for themselves and their Subsidiaries (subject to the terms and conditions of this Agreement and the other Loan Documents). In no event shall the proceeds of any Advances, Letters of Credit or Swingline Loans be used to purchase or carry margin stock (within the meaning of Regulation U issued by the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board).
1.12Amendment to Section 5.17 of the Existing Credit Agreement. Clause (b) of Section 5.17 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(b)    After the Closing Date and prior to the Third Amendment Effective Date, any Borrower may designate a Subsidiary that is not a Regulated Subsidiary as an “Unrestricted Subsidiary” by written notification thereof to the Administrative Agent, provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (ii) the Borrowers are in pro forma compliance with the financial covenants set forth in Sections 6.13 and 6.14 immediately after giving effect to such designation as of the last day of the most recent fiscal quarter of the Borrowers for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or Section 3.01(d)), and (iii) immediately before and after such designation, the newly-designated Unrestricted Subsidiary and the Loan Parties shall be in compliance with the applicable requirements of Section 6.15. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrowers or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the fair market value of all such Person’s outstanding Investment therein. Notwithstanding anything in this clause (b) to the contrary, no Borrower may designate any Subsidiary as an “Unrestricted Subsidiary” after the Third Amendment Effective Date without the prior written consent of Administrative Agent in its sole discretion.
1.13Amendment to Section 6.04 of the Existing Credit Agreement. Clause (b)(ix) of Section 6.04 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(ix)    the MoGas Disposition; provided that (A) both before and after giving effect to the MoGas Disposition, no Default exists, (B) the Loan Parties receive Net Proceeds of not less than $109,000,000 in respect of the MoGas Disposition, (C) the Borrowers make all prepayments required as a result of the MoGas Disposition pursuant to Section 2.04(c)(i)(B)(1) and Section 2.04(c)(ii) and (D) at least two (2) Business Days prior to the consummation of the MoGas Disposition, the Borrower Representative shall have delivered to Administrative Agent a certificate signed by a Responsible Officer certifying to (1) compliance with the conditions specified in the foregoing clauses (A) and (B) and (2) the material definitive documents in respect of the MoGas Disposition; and
1.14Amendment to Section 6.05 of the Existing Credit Agreement. Clause (i) of Section 6.05 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(i)    during the period commencing on and after the First Amendment Effective Date until the Third Amendment Effective Date, the Borrowers may make additional Restricted Payments in an amount not to exceed $4,200,000 in the aggregate.
1.15Amendments to Section 6.06 of the Existing Credit Agreement.
(a)Clause (l) of Section 6.06 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(l)    Investments in Ventures so long as the aggregate amount invested pursuant to this Section 6.06(l) (determined without regard to any write-downs or write-offs of such Investments or any increase in value with respect thereto after the time such Investment is made) does not exceed $250,000 prior to the Maturity

Date and provided that after giving effect to each such Investment, the Borrowers would be in compliance with Sections 6.13 and 6.14 on a pro forma basis and no Default or Event of Default shall have occurred and be continuing;
(b)Clause (m) of Section 6.06 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(m)    cash Investments in Unrestricted Subsidiaries (other than Regulated Subsidiaries) so long as the aggregate amount invested pursuant to this Section 6.06(m) (determined without regard to any write-downs or write-offs of such Investments or any increase in value with respect thereto after the time such Investment is made) does not exceed $250,000 during any fiscal year and provided, that after giving effect to such an Investment, the Borrowers would be in compliance with Sections 6.13 and 6.14 on a pro forma basis and no Default or Event of Default shall have occurred;
(c)Clause (o) of Section 6.06 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
(o)    for each fiscal year, other than the fiscal year ending December 31, 2020, other Investments in an aggregate amount not to exceed $250,000 per fiscal year;
1.16Amendment to Section 6.08 of the Existing Credit Agreement. Section 6.08 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 6.08    Affiliate Transactions. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, including, without limitation, any payment by any Loan Party or any of their respective wholly-owned Restricted Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, other than on fair and reasonable terms substantially as favorable or more favorable to such Loan Party or such Restricted Subsidiary as would be obtainable by such Loan Party or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than (a) transactions among Loan Parties, (b) otherwise expressly provided for in this Agreement, (c) the payment of fees, compensation (including bonuses) and other benefits to, and indemnity and reimbursement provided on behalf of, employees, officers, directors or consultants of any Loan Party or any Restricted Subsidiary in the ordinary course of business, (d) reimbursement of employee travel and lodging costs incurred in the ordinary course of business, (e) employment agreements, equity incentive agreements, benefit programs, collective bargaining agreements and other employee and management arrangements in the ordinary course of business and (f) arrangements existing on the Closing Date and set forth on Schedule 6.08 (provided that, solely with respect to this clause (f), any such arrangement involving a payment by a Loan Party to an Affiliate of a Loan Party that is not also a Loan Party shall only be permitted so long as immediately after giving effect to such payment: (x) no Default or Event of Default shall have occurred and be continuing and (y) Liquidity is equal to or greater than $3,000,000).

1.17Amendment to Section 6.13 of the Existing Credit Agreement. Section 6.13 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 6.13    Maximum Total Leverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, the Borrowers shall not permit the Total Leverage Ratio, determined on a consolidated basis for the Consolidated Parties, to be greater than: (i) 3.00 to 1.00 commencing with the fiscal quarter ending June 30, 2021 through and including the fiscal quarter ending December 31, 2021; (ii) 2.75 to 1.00 commencing with the fiscal quarter ending March 31, 2022 through and including the fiscal quarter ending June 30, 2023; (iii) 3.75 to 1.00 commencing with the fiscal quarter ending September 30, 2023 through and including the fiscal quarter ending December 31, 2023; and (iv) 2.50 to 1.00 for the fiscal quarter ending March 31, 2024.
1.18Amendment to Section 6.14 of the Existing Credit Agreement. Section 6.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 6.14    Minimum Debt Service Coverage Ratio. As of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2021, the Borrowers shall not permit the Debt Service Coverage Ratio, determined on a consolidated basis for the Consolidated Parties, to be less than: (i) 2.00 to 1.00 commencing with the fiscal quarter ending June 30, 2021 through and including the fiscal quarter ending June 30, 2023; (ii) 1.25 to 1.00 commencing with the fiscal quarter ending September 30, 2023 through and including the fiscal quarter ending December 31, 2023; and (iii) 2.00 to 1.00 for the fiscal quarter ending March 31, 2024.
1.19Amendment to Section 6.16 of the Existing Credit Agreement. Section 6.16 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 6.16    Deposit Accounts. Subject to Section 5.18, no Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, open or maintain any Deposit Accounts except for (a) Deposit Accounts with Wells Fargo; (b) Deposit Accounts which are subject to Account Control Agreements; (c) Excluded Accounts; and (d) Deposit Accounts containing cash amounts that do not exceed $50,000 for all such Deposit Accounts excepted under this clause (d).
1.20Amendment to Section 6.19 of the Existing Credit Agreement. Section 6.19 of the Existing Credit Agreement is hereby amended and restated in its entirety to read in full as follows:
Section 6.19    Modification of Material Contracts.
(a)No Loan Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise modify any Material Contracts, in each case in a manner that is materially adverse to the Borrowers and their Subsidiaries, the Administrative Agent, or the Lenders, without the prior written consent of the Administrative Agent.
(b)No Loan Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise modify the SPIRE Purchase Agreement in a manner that would cause the Net Proceeds received by the Loan Parties and/or Restricted Subsidiaries therefrom to be insufficient to repay the Obligations in full without the prior written consent of the Administrative Agent in its sole discretion.
1.21Amendments to Section 7.01 of the Existing Credit Agreement. Section 7.01 of the Existing Credit Agreement is hereby amended by (x) deleting the word “or” at the end of clause (k) thereof, (y) replacing the “.” appearing at the end of clause (l) thereof with “; or”, and (z) inserting a new clause (m) immediately after clause (l) thereof, which new clause (m) will read in full as follows:
(m)    SPIRE Purchase Agreement. At any time prior to the MoGas Disposition Effective Date, the SPIRE Purchase Agreement ceases to be in full force and effect.
For the avoidance of doubt, any Schedule or Exhibit to the Existing Credit Agreement not amended pursuant to the terms of this Third Amendment shall remain in effect without any amendment or other modification thereto.
Section 3.Conditions Precedent. The effectiveness of this Third Amendment is subject to the following:
1.1The Administrative Agent shall have received counterparts of this Third Amendment (in such number as may be requested by the Administrative Agent) from the Borrowers, the Guarantors and the Required Lenders.
1.2After giving effect to this Third Amendment, no Default or Event of Default has occurred which is continuing.
1.3The Borrowers shall have cured their anticipated breach of the financial covenant under Section 6.13 of the Existing Credit Agreement for the fiscal quarter ended June 30, 2023 in accordance with Section 7.07 of the Existing Credit Agreement.
1.4The Administrative Agent shall have received all fees, if any, and other amounts due and payable on or prior to the Third Amendment Effective Date.
Section 4.Consent Fees. As consideration for such Lender’s consent, on the earlier of (x) the MoGas Disposition Effective Date and (y) the Maturity Date (the “Consent Fee Payment Date”), the Borrowers shall pay to the Administrative Agent, for the account of each Lender party to this Third Amendment, consent fees (collectively, the “Consent Fees”) for each such Lender equal to twenty basis points (0.20%) of such Lender’s Commitment on the Third Amendment Effective Date. The entire amount of the Consent Fees will be fully earned on the Third Amendment Effective Date, and shall be due and payable in full in cash on the Consent Fee Payment Date.
Section 5.Miscellaneous.
1.1Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
1.2Ratification and Affirmation of the Borrower. Each Borrower and each Guarantor hereby expressly (a) acknowledges the terms of this Third Amendment, (b) ratifies and affirms its obligations under the Security Agreement and the other Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Security Agreement and the other Loan Documents to which it is a party, (d) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of each Borrower and each Guarantor contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (e) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by each Borrower and each Guarantor of this Third Amendment are within such Person’s corporate, limited partnership or limited liability company powers, have been duly authorized by all necessary action and that this Third Amendment constitutes the valid and binding obligation of such Person enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (f) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Third Amendment, no Default or Event of Default exists.
1.3Counterparts. This Third Amendment may be executed in counterparts, and all parties need not execute the same counterpart. Facsimiles or other electronic transmission (e.g., pdf) shall be effective as originals.
1.4No Oral Agreement. This written Third Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Documents.
1.5Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York except to the extent that united states federal law permits any lender to contract for, charge, receive, reserve or take interest at the rate allowed by the laws of the state where such lender is located.
1.6Payment of Expenses. The Borrowers hereby agree, jointly and severally, to pay on demand all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including, without limitation, reasonable fees and expenses of counsel to the Administrative Agent) in connection with the preparation, negotiation and execution of this Third Amendment and all related documents.
1.7Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

1.8Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
1.9Loan Document. This Third Amendment shall constitute a “Loan Document” for all purposes under the other Loan Documents.
[Signature Pages Follow]

The parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.
BORROWERS:

CRIMSON MIDSTREAM OPERATING, LLC

By:
Name:
Title:

CORRIDOR MOGAS, INC.

By:
Name:
Title:

OMEGA GAS MARKETING, LLC

By:
Name:
Title:

OMEGA PIPELINE COMPANY, LLC

By:
Name:
Title:

GUARANTORS:

CRIMSON PIPELINE, LLC

By:
Name:
Title:

CARDINAL PIPELINE, L.P.

By:
Name:
Title:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

CRIMSON MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

MOGAS DEBT HOLDCO LLC
By: CorEnergy Infrastructure Trust, Inc., its sole member

By:
Name:
Title:

MOGAS PIPELINE, LLC

By:
Name:
Title:

CORENERGY PIPELINE COMPANY, LLC

By:
Name:
Title:

UNITED PROPERTY SYSTEMS, LLC

By:
Name:
Title:

CRIMSON MIDSTREAM I CORPORATION

By:
Name:
Title:

CRIMSON MIDSTREAM SERVICES, LLC

By:
Name:
Title:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

ISSUING BANK/SWINGLINE LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Bank, Swingline Lender and a Lender

By:
Name:
Title:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

LENDER:

CITIBANK, NATIONAL ASSOCIATION
as a Lender

By:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

LENDER:

SANTANDER BANK, NATIONAL ASSOCIATION,
as a Lender

By:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

LENDER:

BOKF, NA,
as a Lender

By:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

LENDER:

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

LENDER:

TRI COUNTIES BANK,
as a Lender

By:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]

LENDER:

ACADEMY BANK, N.A.,
as a Lender

By:

[Signature Page to Third Amendment to Amended and Restated Credit Agreement]